UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

June 11, 2012

Date of Report

(Date of earliest event reported)

GENWORTH FINANCIAL, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-32195	33-1073076
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

6620 West Broad Street, Richmond, VA		23230
(Address of principal executive offices) (Zip Code)

(804) 281-6000

(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02	Results of Operations and Financial Condition.

The information required by this item is included in Item 8.01 and incorporated herein by reference.

Item 8.01	Other Events.

Genworth Financial, Inc. (the “Company”) is filing this Current Report on Form 8-K to update the following sections of the Company’s Annual Report on Form 10-K for the year ended December 31, 2011 (the “2011 Annual Report”) to reflect the changes in accounting for acquisition costs, changes in the treatment for future policy benefits for level premium term life insurance products and the changes to the presentation of comprehensive income, in each case, as described in more detail below:

•	Item 1., Business

•	Item 6., Selected Financial Data

•	Item 7., Management’s Discussion and Analysis of Financial Condition and Results of Operations

•	Item 7A., Quantitative and Qualitative Disclosures About Market Risk

•	Item 8., Financial Statements and Supplementary Data and revised Schedules I, II and III from Item 15., “Exhibits and Financial Statement Schedules”

The information in the 2011 Annual Report is being updated in this Form 8-K solely to reflect the matters described below and not for any other events or developments that occurred after the filing of the 2011 Annual Report on February 27, 2012. The information in this Form 8-K should be read in conjunction with the Company’s 2011 Annual Report, which was filed with the Securities and Exchange Commission (except for the items updated herein). For significant developments since the filing of the 2011 Annual Report on February 27, 2012, refer to the Company’s subsequent 2012 Quarterly Report on Form 10-Q for the quarter ended March 31, 2012 and other relevant Securities and Exchange Commission filings.

Changes in Accounting for Acquisition Costs

On January 1, 2012, the Company adopted new accounting guidance related to accounting for costs associated with acquiring or renewing insurance contracts. Acquisition costs include costs that are related directly to the successful acquisition of new and renewal insurance policies and investment contracts, which are deferred and amortized over the estimated life of the related insurance policies. These costs include commissions in excess of ultimate renewal commissions and for contracts and policies issued some other costs, such as underwriting, medical inspection and issuance expenses. Deferred acquisition costs are subsequently amortized to expense over the lives of the underlying contracts, in relation to the anticipated recognition of premiums or gross profits. The Company adopted this new guidance retrospectively, which reduced retained earnings and stockholders’ equity by $1.2 billion as of January 1, 2009, and reduced net income (loss) by $63 million, $86 million and $12 million for the years ended December 31, 2011, 2010 and 2009, respectively. This new guidance results in lower amortization and fewer deferred costs, specifically related to underwriting, inspection and processing for contracts that are not issued, as well as marketing and customer solicitation.

Change in Level Premium Term Reserves

Effective January 1, 2012, the Company changed its treatment of the liability for future policy benefits for level premium term life insurance products when the liability for a policy falls below zero. Previously, the total liability for future policy benefits included negative reserves calculated at an individual policy level. Through 2010, the Company issued level premium term life insurance policies whose premiums are contractually determined to be level through a period of time and then increase thereafter. The Company’s previous accounting policy followed the accounting for traditional, long-duration insurance contracts where the reserves are calculated as the present value of expected benefit payments minus the present value of net premiums based on assumptions determined on the policy issuance date including mortality, interest, and lapse rates. This accounting has the effect of causing profits to emerge as a level percentage of premiums, subject to differences in assumed versus actual experience which flow through income as they occur, and for products with an increasing premium stream, such as the level premium term life insurance product, may result in negative reserves for a given policy.

More recent insurance-specific accounting guidance reflects a different accounting philosophy, emphasizing the balance sheet over the income statement, or matching, focus which was the philosophy in place when the traditional, long-duration insurance contract guidance was issued (the accounting model for traditional, long-duration insurance contracts draws upon the principles of matching and conservatism originating in the 1970’s, and does not specifically address negative reserves). More recent accounting models for long-duration contracts specifically prohibit negative reserves, e.g., non-traditional contracts with annuitization benefits and certain participating contracts. These recent accounting models do not impact the reserving for level premium term life insurance products.

The Company believes that industry accounting practices for level premium term life insurance product reserving is mixed with some companies “flooring” reserves at zero and others applying our previous accounting policy described above. In 2010, the Company stopped issuing new level premium term life insurance policies. Thus, as the level premium term policies reach the end of their level premium term periods, the portion of policies with negative reserves in relation to the reserve for all level premium term life insurance products will continue to increase. The Company’s new method of accounting floors the liability for future policy benefits on each level premium term life insurance policy at zero. The Company believes that flooring reserves at zero is preferable in our circumstances as this alternative accounting policy will not allow negative reserves to accumulate on the balance sheet for this closed block of insurance policies. In implementing this change in accounting, no changes were made to the assumptions that were locked-in at policy inception. The Company implemented this accounting change retrospectively, which reduced retained earnings and stockholders’ equity by $74 million as of January 1, 2009, and reduced net income (loss) by $10 million, $4 million and $32 million for the years ended December 31, 2011, 2010 and 2009, respectively.

Presentation of Comprehensive Income

On January 1, 2012, the Company adopted new accounting guidance requiring presentation of the components of net income (loss), the components of other comprehensive income (loss) (“OCI”) and total comprehensive income either in a single continuous statement of comprehensive income (loss) or in two separate but consecutive statements. The Company chose to present two separate but consecutive statements and adopted this new guidance retrospectively.

Item 9.01	Financial Statements and Exhibits.

The following materials are filed as exhibits to this Form 8-K:

Exhibit Number	Description of Exhibit

12	Computation of Ratio of Income to Fixed Charges.

23	Consent of KPMG LLP.

99.1	Item 1., Business.

99.2	Item 6., Selected Financial Data.

99.3	Item 7., Management’s Discussion and Analysis of Financial Condition and Results of Operations.

99.4	Item 7A., Quantitative and Qualitative Disclosures About Market Risk.

99.5	Item 8., Financial Statements and Supplementary Data, and revised Schedules I, II and III from Item 15., Exhibits and Financial Statement Schedules.

101.INS	XBRL Instance Document

101.SCH	XBRL Taxonomy Extension Schema Document

101.CAL	XBRL Taxonomy Extension Calculation Linkbase Document

101.LAB	XBRL Taxonomy Extension Label Linkbase Document

101.PRE	XBRL Taxonomy Extension Presentation Linkbase Document

101.DEF	XBRL Taxonomy Extension Definition Linkbase Document

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

GENWORTH FINANCIAL, INC. (Registrant)
Date: June 11, 2012
	By:	/S/ MARTIN P. KLEIN
Martin P. Klein
Acting President and Acting Chief Executive Officer;
Senior Vice President—Chief Financial Officer
(Principal Executive and Principal Financial Officer)

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